Exhibit 99.1

Press release

Western Coal Shareholders Overwhelmingly Approve Plan of Arrangement with Walter Energy

Western Announces Preliminary Results of Arrangement Consideration Elections

Vancouver, BC, March 8, 2011 - Western Coal Corp. (TSX: WTN, WTN.WT and AIM: WTN) (the “Company” or “Western”) and Walter Energy, Inc. (NYSE: WLT) (“Walter”) announced today that Western’s shareholders have overwhelmingly voted in favour of the proposed acquisition of Western by Walter.  The proposed transaction was approved by approximately 99.86% of the votes cast by all shareholders eligible to vote and approximately 99.79% of the votes cast by “minority” shareholders (shareholders other than Walter and funds managed by Audley Capital Management Limited).

Completion of the arrangement remains conditional on approval by the Supreme Court of British Columbia and satisfaction of other customary conditions, including regulatory and stock exchange approvals. Subject to the satisfaction or waiver of all conditions precedent, it is currently anticipated that the arrangement will be completed on or about April 1, 2011.

Preliminary Results of Arrangement Consideration Elections

Under the terms of the arrangement, Walter will indirectly acquire each outstanding Western common share not already owned by it in exchange for either CDN$11.50 in cash (the “Cash Consideration”) or 0.114 of a Walter common share (the “Share Consideration”), subject to pro-ration as described in Western’s management proxy circular dated February 2, 2011 (the “Circular”).

As of today, there are 259,813,094 Western common shares that are eligible to participate in the arrangement.  This number includes 5,051,000 common shares to be issued immediately prior to completion of the arrangement pursuant to the conditional exercise of Western options and excludes 72,122,826 Western common shares held by subsidiaries of Western as well as 25,274,745 Western common shares owned by Walter.

Registered Western shareholders (other than “Restricted Shareholders”, as defined in the Circular) were entitled to elect the form of consideration they wished to receive in exchange for their Western common shares by submitting a valid election prior to 5:00 p.m. (Eastern Time) on March 3, 2011.  Restricted Shareholders (as defined in the Circular) and shareholders who did not validly submit an election prior to the election deadline are deemed to have elected the Cash Consideration in respect of 70% of their Western common shares and the Share Consideration in respect of 30% of their Western common shares.

Based on valid elections received prior to the election deadline and deemed elections, as of today Western shareholders (including the holders of Western options who have exercised their options conditional upon completion of the arrangement) have elected to receive:

•                  the Share Consideration in respect of 233,957,510 Western common shares; and

•                  the Cash Consideration in respect of 25,855,584 Western common shares.

Based on the 259,813,094 Western common shares that are eligible to participate in the arrangement as of today, the maximum number of Western common shares that can be exchanged for the Share Consideration is 77,943,928.  Since the aggregate elections for Share Consideration exceed this amount, all elections (including deemed elections) will be subject to pro-ration in the manner described in the Circular.  As of today, and based on the numbers referenced above, this would result in the number of Western common shares that each shareholder exchanges for the Share Consideration being reduced by approximately 66%.  Any Western shares not exchanged for the Share Consideration as a result of this pro-ration Western will instead be exchanged for the Cash Consideration.

The final pro-ration calculations will depend on the number of Western common shares that actually participate in the arrangement and will not be known until the arrangement has been completed.  Western will announce the final pro-ration calculations, which are not expected to vary materially from the pro-ration calculations described above, upon completion of the arrangement.

About Western Coal

Western Coal is a producer of high quality metallurgical coal from three mines in northeast British Columbia (Canada), high quality metallurgical coal and compliant thermal coal from four mines located in West Virginia (USA), and high quality anthracite and metallurgical coal in South Wales (UK). The Company is headquartered in Vancouver, BC, Canada, and trades on the AIM and TSX stock exchanges under the symbol “WTN”. More information can be found at www.westerncoal.com.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. Walter Energy has annual revenues of approximately $1.6 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the company website at www.walterenergy.com.

Forward-Looking Information Disclaimer

This release may contain forward-looking statements that may involve risks and uncertainties. Such statements relate to the Company’s expectations, intentions, plans and beliefs. As a result, actual future events or results could differ materially from those suggested by the forward-looking statements. Readers are referred to the documents filed by the Company on SEDAR. Such risk factors include, but are not limited to changes in commodity prices; strengths of various economies; the effects of competition and pricing pressures; the oversupply of, or lack of demand for, the Company’s products; currency and interest rate fluctuations; various events which could disrupt the Company’s construction schedule or operations; the Company’s ability to obtain additional funding on favourable terms, if at all; and the Company’s ability to anticipate and manage the foregoing factors and risks. Additionally, statements related to the quantity or magnitude of coal deposits are deemed to be forward-looking statements. The reliability of such information is affected by, among other things, uncertainties involving geology of coal deposits; uncertainties of estimates of their size or composition; uncertainties of projections related to costs of production; the possibilities in delays in mining activities; changes in plans with respect to exploration, development projects or capital expenditures; and various other risks including those related to health, safety and environmental matters.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Walter Energy Contacts:
Investors:
Mark H. Tubb
Vice President — Investor Relations
813.871.4027
mtubb@walterenergy.com

Media:
Michael A. Monahan
Director — Corporate Communications
205.745.2628
mmonahan@walterenergy.com

Western Coal Contacts: David Jan Head of Investor Relations 604.694.2891 david.jan@westerncoal.com Bobby Morse / Katharine Sutton Buchanan Communications +44 (0)207 466 5000 bobbym@buchanan.uk.com